SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                As previously reported, on February 23, 2015, Axiom Corp. (the “Company”) and Mr. Kranti Kumar Kotni, the Company’s controlling shareholder (the “Controlling Shareholder”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with PaperNuts Corporation, a corporation established under the laws of the Province of Ontario, Canada (“PaperNuts Canada”). PaperNuts Canada is a manufacturer and distributor of automated packaging equipment and paper based packaging products.

Pursuant to the Share Exchange Agreement, the form of which is filed herewith as Exhibit 2.1 and incorporated herein by reference, the Company agreed, upon receiving the signatures of at least 90% of the shareholders of PaperNuts Canada (the “PaperNuts Canada Shareholders”) and satisfaction of other conditions of closing, to acquire up to 1,220,165 (100%) of the shares of common stock of PaperNuts Canada from the PaperNuts Canada Shareholders (the “PaperNuts Canada Shares”) in exchange for up to 52,000,000 restricted shares of Company common stock (the “Company Shares”) based on an Exchange Ratio of 42.6177187019 Company Shares for each one PaperNuts Canada Share exchanged (the “Share Exchange”).

                The Company closed the Share Exchange on February 26, 2015, with 95.6% of the PaperNuts Canada Shareholders exchanging a total of 1,166,540 PaperNuts Canada Shares for a total of 49,714,654 Company Shares. Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase a total of 5,650,000 shares of the Company’s Common Stock at exercise prices ranging from $0.07 to $0.09 per share to replace warrants previously held by PaperNuts warrant holders. As a result of the Share Exchange transaction, PaperNuts Canada has become a majority owned subsidiary of the Company and the Company now carries on the business of PaperNuts Canada as its primary business. The Company intends to change its name to PaperNuts Limited in the near future.

Additionally, on February 26, 2015, Mr. Scott MacRae, the Chief Executive Officer of PaperNuts Canada, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Mr. Kotni, the Company’s former sole officer and director, whereby Mr. Kotni sold to Mr. MacRae 30,000,000 shares of the Company’s common stock, constituting all of the shares of Common Stock of the Company beneficially owned by Mr. Kotni. Mr. MacRae purchased these shares for an aggregate purchase price of $75,000. The form of Stock Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated by reference.

As the PaperNuts Canada Shareholders obtained a majority of the outstanding shares of the Company through these transactions, the acquisition is accounted for as a reverse acquisition or recapitalization of the Company.  As such, PaperNuts Canada is considered the acquirer for accounting purposes.

In view of the new business of PaperNuts Canada undertaken by the Company as a result of the Share Exchange transaction, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange, transferred to Mr. Kotni all of the issued and outstanding shares of common stock of the Company’s formerly wholly-owned subsidiary, Action Holdings Limited, a Kenyan company. The form of the Share Transfer & Assignment Agreement is filed herewith as Exhibit 2.2 and incorporated herein by reference.

                As of the date of the Share Exchange Agreement, there were no material relationships between the Company and PaperNuts Canada or between the Company and any of PaperNuts Canada’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Share Exchange Agreement.

Item 3.02           Unregistered SALES of Equity Securities.

                The information provided in Item 2.01 regarding the Share Exchange Agreement and Share Exchange transaction is incorporated in this item by reference.

The Company Shares and warrants to purchase common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance on an exemption from registration afforded by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and Rule 903 of Regulation S under the Securities Act for offers and sales of securities outside the United States.  Reliance on Section 4(a)(2) was based on the issuance of Company Shares and warrants to a limited number of PaperNuts Shareholders and warrant holders (fewer than 35) in a private transaction that did not involve any general solicitation or advertising, where the recipients of the securities had access to information about and were knowledgeable about the business of the Company. Reliance on Rule 903 of Regulation S was based on the fact that nearly all of the PaperNuts Canada Shareholders and warrant holders were outside of the United States at the time of the offer and sale of the Company Shares and warrants, were not U.S. persons, as defined in Rule 902 of Regulation S, and did not acquire the Company Shares or warrants for the account or benefit of a U.S. person. All Company Shares and warrants and the underlying warrant shares were, or will be, issued subject to all restrictions on transfer applicable under Section 4(a)(2) and Rule 903 of Regulation S.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

The information provided in Item 2.01 is incorporated in this item by reference.

As a result of closing of the transactions contemplated by the Share Exchange Agreement and the Stock Purchase Agreement (the “Closing”), PaperNuts Canada Shareholders now own a total of 79,714,654 restricted shares of the Company, which represents 75.1% of our issued and outstanding shares of common stock. After the Closing, the Board of Directors and management of the Company are comprised of PaperNuts Canada’s management team, as disclosed in Item 5.02, and the operations of PaperNuts Canada are the continuing operations of the Company.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 26, 2015, upon Closing of the Share Exchange referred to in Item 2.01 above and as a condition to the Closing, Mr. Kranti Kumar Kotni resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company.  The form of Resignation, Release and Waiver signed and delivered to the Company by Mr. Kotni at the Closing is filed herewith as Exhibit 10.2.

Upon the Closing and as a condition to the Closing, the following persons were appointed as the new officers and directors of the Company:

Tyler Pearson, 32 – CEO - A graduate of Wilfrid Laurier University’s Business Program, Tyler has held a variety of progressive sales and sales management roles within the North American packaging and distribution industry. Most recently he managed Corporate Accounts for Unisource Worldwide - now Veritiv Corp. NYSE:VRTV. He has a tremendous amount of industry knowledge within the global fulfillment vertical and will be a critical component in developing and ultimately executing the overall go to market business strategy for PaperNuts.

Scott MacRae, 52 – President – Scott is the founder of PaperNuts Canada and its original seed investor. He has served as President of PaperNuts Canada for the last five years. He is a graduate of Texas A&M University and in the early 1980’s through the 1990’s worked as a computer engineer with Nortel Networks on several international telecom projects in US, China and Japan. He later worked with the Balaton Group where he focused on mergers and acquisitions in the high tech sector. From 1995-2009 Scott worked with several government agencies on numerous international transactions in the communications sector.  In 2010 he pursued his interest in “green technology” and acquired PaperNuts and its patent protected technology.

Andrew Hilton, 32 - Chief Financial Officer – Andrew is a Chartered Professional Accountant and has worked with Griffis Capital for the past 4 years as a consultant to various public and private companies. He was the Chief Financial Officer of GC-Global Capital Corp. from 2010 to 2012 and has been the Chief Financial Officer of Jaguar Financial Corporation since 2013. Andrew has a wealth of knowledge in accounting, risk management, finance and financial modeling.

Jerry Moes, 55 – Director - A successful entrepreneur, Jerry established Rice Road Greenhouses and Garden Centre in 1983 and grew the business to annual sales of over $5 million with 95 employees. In 2011, he and his brother organized a subdivision development consisting of 100 homes, and as of January 2015 approximately 75% have been sold. He has a varied background, which includes agriculture, real estate development and a keen interest in environmentally clean technology, which led him to provide mezzanine financing to PaperNuts Canada.

John Lynch, 54 – Director - John brings extensive expertise in corporate management, administration and corporate governance specifically in the public market sector. For the past five years he has served as CEO of Santa Rosa Mining. He served as the Chief Executive Officer and President of NWT Uranium Corp from June 2008 to April 2012 and has held a variety of other high profile roles within the public market space.  John also has a tremendous amount of experience working within the North American packaging marketplace. Upon graduating from the University of Western Ontario in 1983, John enjoyed a number of years playing for the Ottawa Rough Riders.

There are no family relationships between or among any of the above directors and officers.

ITEM 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company is authorized to file a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Colorado.  As a result of the Amendment, the Company will change its name from Axiom Corp. to PaperNuts Limited.

ITEM 8.01           OTHER EVENTS.

                On February 26, 2015, the Company’s Board of Directors, with the written consent of holders of a majority of the Company’s outstanding shares of common stock, approved (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Axiom Corp. to PaperNuts Limited; and (ii) a change to the Company’s OTC trading symbol. The Company intends to implement these changes soon.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  The following exhibits are included with this filing. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
2.1	Form of Share Exchange Agreement by and among the Company, the controlling shareholder of the Company, PaperNuts Corporation, and selling Shareholders of PaperNuts Corporation dated February 23, 2015	Filed herewith
2.2	Form of Share Transfer & Assignment Agreement by and between the Company and Kranti Kumar Kotni	Filed herewith
10.1	Form of Stock Purchase Agreement dated February 26, 2015	Filed herewith
10.2	Form of Resignation, Release and Waiver of Kranti Kumar Kotni	Filed herewith
10.3	Form of Warrant	Filed herewith
10.4	Form of Warrant	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

                                                                                                                /s/ Tyler Pearson

Dated: February 26, 2015

By: Tyler Pearson

Its:  Chief Executive Officer